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                                  Exhibit 10.22

                  CONSULTING AGREEMENT DATED AS OF MAY 1, 1997
                       BY AND BETWEEN THE CORPORATION AND
                          THE VAYNESS CORPORATION, LTD.


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                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of May 1, 1997, by and between Steven Madden, Ltd., a New York corporation (the "Company"), and The Vayness Company, Ltd. located at 11740 Wilshire Blvd., Building A, Suite #1203, Los Angeles, CA 90025 (the "Consultant").

                               W I T N E S E T H :

     WHEREAS, the Company desires to secure the services of the Consultant and the Consultant desires to render services to the Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties mutually agree as follows:

     Section 1. Consulting Services. The Company hereby engages Consultant and the Consultant hereby accepts such engagement, as a consultant to the Company, subject to the terms and conditions set forth in this Agreement. The Consultant shall:

     1. assist the Company with developing and refining its marketing objectives for the Japanese marketplace;

     2. assist the Company in identifying, selecting and developing relationships with strategic partners to service the Japanese marketplace (the "Japan Partners");

     3. assist the Company in negotiating and finalizing agreements with Japanese Partners;

     4. assist the Company in expanding its business in the Japanese marketplace, including without limitation, maintaining and further developing the Company's relationship with Japanese Partners; and

     5. assist the Company in identifying potential abuses of the Company's rights in the Japanese marketplace, including without limitation, trademark infringement.


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Until an agreement is executed by the Company with a Japanese Partner, or two(2)
years following the date hereof, whichever occurs first (the" Personal Service Period"), all services provided by Consultant pursuant to this Agreement shall be performed only by Vital Vayness. Any delegation of Consultant's duties hereunder during the Personal Service Period to an individual other than Mr. Vayness without the Company's prior written consent shall be a breach of this Agreement and may permit the Company to terminate this Agreement in accordance with the terms of Section 4.


     Section 2. Term of Agreement.

     The term of this Agreement shall be for a period of ten (10) years commencing on the date hereof and ending on March 31, 2007 (the "Term"), subject to earlier termination by the parties pursuant to Section 4.

     Section 3. Payments to Consultant.

     (a) The Company shall (i) pay to Consultant a fee equal to fifteen percent (15%) of any and all gross revenue and other consideration (prior to any tax withholding or other deductions if any) received by the Company and/or its affiliates, related companies, successors or assigns (collectively, a "Company Entity") from any and all Japanese Partners and/or their affiliates, successors, assigns, related companies, subsidiaries, or sublicenses, in perpetuity in connection with the licensing of any and all Company Entity trademarks, logos, names, designs and/or visual representations, (ii) pay to Consultant a fee equal to fifteen percent (15%) of any and all Net Profit (as hereinafter defined) realized by a Company Entity as the result of the sale of products by a Company Entity, and/or its subcontractors to any and all Japanese Partners and/or their affiliates, successors, assigns, related companies, subsidiaries, or subleases, in perpetuity, and (iii) grant to Consultant a number of options (the "Options") to purchase shares of Common Stock of the Company in accordance with the terms of the Option Agreement attached hereto as Exhibit A (collectively, the "Consulting Fee"). All payments by the Company to Consultant shall be paid within thirty (30) days following receipt of revenue by a Company Entity, along with accounting statements pertaining to such payments, showing the gross revenues received,


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the expenses incurred as set forth below and all commissions payable to consultant therefrom. "Net Profit" means any and all gross revenue and other considerations (prior to any tax withholding or other deductions if any) less only direct expenses and costs incurred by the Company in connection with manufacturing and shipping, if any, of said products.

     (b) During the term of this Agreement, the Company shall promptly reimburse the Consultant for all reasonable and necessary travel expenses and other disbursements incurred by the Consultant on behalf of the Company, in performance of the Consultant's duties hereunder, assuming Consultant has received prior approval for such travel expenses and disbursements by the Company.

     (c) During the term of this Agreement, the Company shall keep complete and accurate books and records covering all transactions relating to the subject matter of this Agreement, and Consultant or its representatives shall have the right to inspect and audit such books and records.

     Section 4. Termination.


     The Company may terminate the engagement of the Consultant and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Consultant notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Consultant's misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Consultant's disregard of lawful instructions of the Company's President or Chief Operating Officer relating to Consultant's neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the commission by the Consultant of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (iv) the Consultant's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude, (v) the Consultant's material breach of any of the agreements contained herein or (vi) during the Personal Service Period only, the Consultant's death, Disability (as hereinafter defined);


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provided however, that if the Consultant terminates this Agreement as a result of a material breach by the Company of this Agreement, such termination shall not be considered "Cause" hereunder. "Disability" shall mean the Consultant is incapable of performing the services required hereunder as a result of a mental or physical disability for a period of one-hundred eighty (180) consecutive days or for a period of two hundred seventy (270) days during any three hundred sixty
(360) day period.

     A termination pursuant to this Section 4(i), (ii), (iii), (iv) (other than as a result of a conviction of a crime involving moral turpitude) or (v) shall take effect 60 days after the giving of the notice contemplated hereby unless the Consultant shall, during such 60-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or material breach specified in such notice. A termination pursuant to
Section 4(iv) (as a result of a conviction of a crime involving moral turpitude) or (vi) shall take effect immediately upon the giving of the notice contemplated hereby. The effective date of termination shall hereinafter be referred to as the "Termination Date".

     Section 5. Effect of Termination of Agreement.

     Upon the termination of Consultant for Cause, neither the Consultant nor the Consultant's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the unpaid portion of the Consulting Fee provided for in Section 3, earned through the Termination Date (the "Unpaid Fee Amount"), and (ii) reimbursement for any expenses for which the Consultant shall not have theretofore been reimbursed (the "Expense

Reimbursement Amount"); provided however, that in the event that Consultant is terminated pursuant to Section 4(vi), then in addition to the foregoing, the Consultant shall be entitled to the Consulting Fee for the two (2) years following the Termination Date.

     Section 6. Disclosure of Confidential Information.

     Consultant recognizes that it has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list,


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products, know-how, and business plans. Consultant acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by it in confidence. In consideration of the obligations undertaken by the Company herein, Consultant will not, at any time, during or after his engagement hereunder, reveal, divulge or make known to any person, any information acquired by Consultant during the course of his employment, which is treated as confidential by the Company, including but not limited to its customer list, and marketing and strategic plans, not otherwise in the public domain, except as may be required in performance of Consultant's duties. The provisions of this Section 5 shall survive Consultant's engagement hereunder.

     Section 7. Covenant Not To Compete.

     (a) Consultant recognizes that the services to be performed by it hereunder are special and unique. The parties confirm that it is reasonably necessary for the protection of Company that each of Consultant, its officers, directors and affiliates agree, and accordingly, each of Consultant, its officers, directors, and affiliates does hereby agree, that it shall not, directly or indirectly, at any time during the Personal Service Period:

     (i) except as provided in Subsection (c) below, be engaged in the sale, licensing, distribution or marketing of footwear products targeting primarily the junior marketplace (the "Products") or provide technical assistance, advice or counseling regarding the Products worldwide either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co- venturer of any third party; or

     (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of itself or any third party, any employee or agent of Company or any affiliate thereof.

     (b) If any of the restrictions contained in this Section 7 shall be deemed to be unenforceable by reason of the extent,



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duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

     (c) This Section 7 shall not be construed to prevent Consultant from (i) owning, directly or indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company or (ii) from working with or for any Japanese company with respect to the manufacturing, marketing, licensing, sub-licensing or selling the Products in Japan.

     Section 8. Miscellaneous.

     8.1 Injunctive Relief. Consultant acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Consultant agrees that any breach or threatened breach by him of Sections 6 or 7 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Consultant hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

     8.2 Assignments. Neither Consultant nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other party.



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     8.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Consultant's engagement by the Company, supersedes all prior understandings and agreements,

whether oral or written, between the Consultant and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     8.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

     8.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth on the books and records of the Company or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

     8.7 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions. Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations hereunder of the parties hereto shall be settled and determined by arbitration in New


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York, New York before the Commercial Panel of the American Arbitration
Association in accordance with and pursuant to the then existing Commercial Arbitration Rules. The arbitrators shall have the power to award specific performance or injunctive relief and reasonable attorneys' fees and expenses to any party in any such arbitration. However, in any arbitration proceeding arising under this Agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof.

     8.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.


     8.9 Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent consultant and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges that the compensation provided herein is a gross amount of compensation and that the Company will not withhold from such compensation any amounts respective income taxes, social security payments or any other payroll taxes. All such income taxes and payments shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters.




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                          STEVEN MADDEN, LTD.



                                      By: /s/Rhonda Brown
                                          -------------------------------
                                          Name: Rhonda Brown
                                          Title: Chief Operating Officer


                                          THE VAYNESS COMPANY, LTD.



                                      By: /s/Vital Vayness
                                          -------------------------------
                                          Name:   Vital Vayness
                                          Title: President



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